Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition of KiQ Limited (“KiQ”) on our historical financial position and our results of operations. We have derived our historical consolidated financial data for the nine months ended September 30, 2004 from our audited consolidated financial statements.

We have derived the historical combined financial data for KiQ for the nine months ended September 30, 2004 from its unaudited interim financial statements for the six months ended June 30, 2004 and the three months ended September 30, 2004. The historical financial statements of KiQ were prepared in Great British Pounds Sterling (“GBP”) using generally accepted accounting principles (GAAP) in the United Kingdom and include a reconciliation to United States GAAP in the Notes to the Financial Statements.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2004 assume that the acquisition took place on January 1, 2004 and the unaudited pro forma condensed combined balance sheet as of September 30, 2004 assumes that the acquisition took place on that date, after giving effect to purchase accounting adjustments. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the acquisition occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions, our historical consolidated financial statements and related notes included in our Transition Annual Report on Form 10-K/T for the nine months ended September 30, 2004.

	Pro Forma Balance Sheets At September 30, 2004 (in thousands)
	Chordiant Software, Inc	KiQ Limited	Adjustments		Proforma Combined
		(Unaudited)	(Unaudited)		(Unaudited)
Current assets:
Cash	$55,748	$734	$(8,604)[A]		$47,878
Marketable securities and restricted cash	4,279				4,279
Accounts receivable, net	20,161	299			20,460
Prepaid expenses & other current assets	3,097	10			3,107

Total current assets	83,285	1,043	(8,604)		75,724
Restricted cash	2,057				2,057
Property & equipment, net	3,237	20			3,257
Goodwill	24,874		7,154	[B]	32,028
Intangible assets, net	244		8,030	[C]	8,274
Other assets	1,643				1,643

Total assets	$115,340	$1,063	$6,580		$122,983

Current liabilities:
Accounts payable	6,394	114			6,508
Accrued expenses	11,681	281	1,984	[D]	13,946
Deferred revenue	18,459	220	(138)[E]		18,541
Current portion of capital lease obligations	191				191

Total current liabilities	36,725	615	1,846		39,186

Deferred revenue - long term	2,122				2,122
Long-term portion of capital lease obligations	317				317

Total liabilities	39,164	615	1,846		41,625

Shareholders equity:

Common stock	72	—	4	[F]	76
Additional paid-in capital	262,703	4,005	5,435	[F]	272,143
Deferred stock-based compensation	(339)	—	(4,262)[G]		(4,601)
Accumulated deficit	(189,349)	(3,557)	3,557	[F]	(189,349)
Accumulated other comprehensive income	3,089	—			3,089

Total stockholders’ equity	76,176	448	4,734		81,358

Total liabilities and stockholders’ equity	$115,340	$1,063	$6,580		$122,983

	Pro Forma Condensed Combined Statement of Operations Nine Months Ended September 30, 2004 (in thousands, except per share data)
	Chordiant Software, Inc	KiQ Limited	Adjustments	Proforma Combined
		(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
License	$23,661	$1,682	$—	$25,343
Service	37,362	1,454		38,816

Total revenues	61,023	3,136	—	64,159

Cost of revenues:
License	1,262			1,262
Service	21,510			21,510
Stock-based compensation	(75)			(75)
Amortization of intangible assets	1,044			1,044

Total cost of revenues	23,741	—	—	23,741
Gross profit	37,282	3,136	—	40,418

Operating expenses:
Sales and marketing	17,763	825		18,588
Research and development	13,153	430		13,583
General and administrative	6,717	680		7,397
Stock-based compensation	(282)			(282)
Amortization of intangible assets	126		2,173 [H]	2,299
Restructuring expense	172			172

Total operating expenses	37,649	1,935	2,173	41,757

Income (loss) from operations	(367)	1,201	(2,173)	(1,339)

Interest income (expense), net	498	1		499
Other income (loss), net	(132)			(132)

Net income (loss) before income taxes	$(1)	1,202	$(2,173)	$(972)

Provision for income taxes	442			442

Net income (loss)	$(443)	$1,202	$(2,173)	$(1,414)

Other comprehensive income:
Foreign currency translation gain	48			48

Comprehensive income (loss)	$(395)	$1,202	$(2,173)	$(1,366)

Net loss per share—basic and diluted	$(0.01)		$(0.50)	$(0.02)

Weighted average shares used in computing basic and diluted net loss per share	69,761		4,352	74,113

Note 1 – Adjustments to pro-forma financial information

[A]	To record cash paid in partial consideration of 100% of KiQ shares outstanding
[B]	To record goodwill
[C]	To record the fair value of intangible assets acquired
[D]	To record consideration payable for the cancellation of KiQ stock options and accruals for transaction costs
[E]	To record reduction of deferred revenue acquired to reflect the net present value of associated cash flow
[F]	To record elimination of KiQ equity acquired, net of amortization of intangible assets.
[G]	To record deferred compensation arising from the issuance of restricted stock
[H]	To record amortization of intangible assets

Note 2 - Purchase price and allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

The table below summarizes the total purchase price for the acquisition (in thousands, except share and per share data, unaudited):

Acquisition date		December 21, 2004
Shares issued		4,352,084
Average per share value used to value the share consideration	$2.17

Purchase price:
Value of shares issued		$9,444
Cash in consideration of cancelled options, pursuant to the Trust Deed		1,049
Cash		8,604
Direct acquisition costs		935

Total purchase price		$20,032

The total purchase price has been allocated to the fair value of assets acquired and liabilities assumed as follows (in thousands):

Tangible assets acquired and liabilities assumed (net)	$586
In-process research and development	1,940
Deferred compensation	4,262
Developed, core technology	4,530
Customer relationships	1,150
Tradename	410
Goodwill	7,154

Total purchase price	$20,032

Note 3 – Tangible assets and liabilities:

Tangible assets acquired principally include cash and cash equivalents, accounts receivable, fixed assets and other assets. Liabilities assumed principally include accounts payable and accrued expenses.

Note 4 – In-process research and development

The value of the purchased in-process research and development was determined by estimating the projected net cash flows related to products under development, based upon our estimates of costs to complete the development of the technology, and the future revenue to be earned upon commercialization of the related products. The estimated stage of completion (expressed as a percentage of completion) was calculated and then applied to the net cash flow for these products. A discount rate of 25% was then applied to the projected cash flows associated with the in-process research and development to determine the net present value. KiQ’s in-process research and development efforts consisted of developing a new product module based on an improved architecture to allow for more power, functionality, improved performance, as well as enhancing the product’s scalability and increasing automation to existing modules. Also included were development efforts to complete a new user interface and various optimized data preparation projects. The estimated state of completion for all projects was approximately 80%. In accordance with application of SFAS 141, the value attributed to in-process research and development was charged to expense in the period we completed the acquisition.

Note 5 – Deferred compensation

It is anticipated that the two principal sellers, in addition to other employees of KiQ, will remain our employees. We issued 1,964,279 shares of our common stock, issued to the two principal sellers, which we are allowed to buy back from them at a price of $.001 per share if their employment is terminated under certain circumstances. Our right to repurchase these shares diminishes on a monthly basis in accordance with a 30 month vesting schedule which begins on the acquisition date. We plan to recognize the deferred compensation as compensation expense over the period of the vesting schedule.

Note 6 – Developed, core technology

The value of the developed, core technology was determined by estimating the projected net cash flows related to products which are or anticipated to be commercialized based on this technology, less any estimated cost to complete commercialization. A discount rate of 20% was then applied to the projected cash flows associated with the developed, core technology to determine the net present value. We plan to amortize the intangible asset related to the developed, core technology over a period of five years.

Note 7 – Customer relationships and tradename

The value of the customer relationships was determined by estimating the projected net cash flows associated with existing customers and applying estimated attrition rates for these customers of from 5% to 95% over future periods. A discount rate of 22.5% was then applied to the projected cash flows associated with the customer relationships to determine the net present value. The value of the tradename was determined by estimating what the projected net cash flows associated with royalties derived from licensing KiQ’s tradename would be over future periods if a third party were using the name. A discount rate of 22.5% was then applied to the projected cash flows associated with the trademname to determine the net present value. We plan to amortize the intangible assets related to customer relationships and tradename over a period of five years.